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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (date of earliest event Reported) August 30, 1999
                                                         ---------------


                             COLUMBIA ENERGY GROUP
                             ---------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-1098                  13-1594808
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 561-6000
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Item 5.  Other Events
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         Information contained in News Releases dated August 30, 1999 is incorporated herein by reference.
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                                   SIGNATURE
                                   ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Columbia Energy Group
                                       -----------------------------------------
                                       (Registrant)



                                       By /s/ Jeffrey W. Grossman
                                         ---------------------------------------
                                          Vice President & Controller


Date: August 31, 1999

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FOR IMMEDIATE RELEASE                                                  CONTACTS:
August 30, 1999                                    R.A. Rankin, Jr. (News Media)
                                                                    703/561-6044
                                     Melissa E. Bockelmann (Financial Community)
                                                                    703/561-6011


COLUMBIA ENERGY GROUP UNIT TO SELL
WHOLESALE AND TRADING OPERATIONS

         HERNDON, Va., Aug. 30, 1999 -- Columbia Energy Services (CES) today announced that it has decided to sell its wholesale and trading operations, based in Houston, Tex. The move came following a strategic review of CES's overall energy marketing businesses begun in February 1999. Columbia Energy Services is a wholly owned subsidiary of Columbia Energy Group.

         "We have concluded that CES would do better to concentrate on becoming a significant player in the retail end of the business, where Columbia's existing geographic footprint gives us an advantage," said Brian Watt, president and CEO of CES. "Columbia's principal operations are in the East, amidst a dozen key states expected to provide the best retail opportunities as deregulation of gas and electrical power markets proceeds. Therefore, we intend to concentrate our resources on developing these opportunities. The recently announced consolidation of our retail businesses in Herndon, Va. and refocusing of our retail operations both are aimed at this objective.

         "We have built and grown a wholesale gas and electric trading operation in Houston," Watt said, "but with our strategic shift, CES will no longer pursue a strategy aimed at being a top tier wholesale marketer."

         During the first six months of 1999, the Houston operation sold a daily average of five billion cubic feet of gas and a total of over 17 million megawatt hours of electricity. The CES trading team has managed volumes for 65 pipelines and 77 local distribution companies, also trading power in six North American Electric Reliability Council regions in the Eastern Interconnect. The unit ranks among the top 15 for gas sales and has made the top 20 in electric power sales, in terms of volume.

         This action by CES will not require staff reductions in the Houston unit, pending the sale of the business. The Houston operation has approximately 150 employees.

         "We intend to sell the wholesale and trading operation as a going concern and are not interested in 'selling the book' and liquidating the business," said Watt. "The new owner may see value with continuing to provide certain resources to Columbia Energy Group businesses, and therefore Columbia will entertain the possibility of contracting with the purchaser to provide Columbia with these services," he added.

                                    - more -
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         A briefing package for potential buyers of the business will be prepared. Companies with an interest in acquiring the business should contact Dennis Pick, Columbia Energy Group Service Corporation, at 703/561-6797.

         In accordance with generally accepted accounting principles, the CES wholesale and trading operations will be reported as "discontinued operations" on Columbia Energy Group's consolidated financial statements.

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with assets of $7.2 billion. Its operating companies engage in all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as retail energy marketing, propane and petroleum product sales, and electric power generation. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.


         This press release contains "forward looking statements" within the meaning of the Federal securities laws, including statements concerning, on a consolidated, segment or subsidiary basis, Columbia's plans, objectives and expected performance. There can be no assurance that actual results will not differ materially due to various factors, many of which are beyond the control of Columbia, including, but not limited to, competition, the regulatory approval process, weather, supply and demand for natural gas, electricity and propane, and changes in general economic conditions.